Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

1881 Page Mill Road, Palo Alto, CA 94304

(650) 849-5300

www.gibsondunn.com

August 8, 2005

Client Matter No.

C 98200-00010

Xilinx, Inc.
2100 Logic Drive
San Jose, CA 95124

Re:                               Registration of Shares of Xilinx, Inc. Common Stock

Ladies and Gentlemen:

We refer to an aggregate of 74,720,280 shares of common stock, par value $0.01 per share (the “Shares”), of Xilinx, Inc., a Delaware corporation (the “Company”), which are the subject of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  Of such Shares subject to the Registration Statement, 9,000,000 are to be issued under the Company’s 1990 Employee Qualified Stock Purchase Plan (the “ESPP”) and 65,720,280 are to be issued under the Company’s 1997 Stock Plan (the “Stock Plan” and, collectively with the ESPP, the “Plans”).

We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below, including such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

In rendering the opinion expressed below, we have assumed:

(a)                                  The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

(b)                                 There are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder.

Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Plans and the payment therefore has been received, and when the Registration Statement has become effective under the Act, the Shares so issued will be legally issued and will be fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.  Our opinions set forth herein are limited to the effect of the present corporate laws of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist.  Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinion contained herein.  We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

B.  Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

C.  We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in either of the Plans of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in either of the Plans relating to indemnification, exculpation or contribution.

This opinion may be filed as an exhibit to the Registration Statement.  Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in or incorporated by reference to the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP